ROBERT M. MC SHERRY, MAI
                                                 Administrative Services
                                                 3760 Chelsea Drive
                                                 Baton Rouge, Louisiana 70809

Phone (504)924-8093



January 15, 1999


Mr. Bill Martin, III
MMR Investment Bankers
P.O. Box 781440
Wichita, Kansas 67278-1440

RE:    Biltmore Group, L.L.C.

Dear Mr. Martin:

This letter is to acknowledge permission for Biltmore Group, L.L.C. and MMR Investment Bankers to copy or reproduce the Summary Appraisal Report of the proposed 22 assisted care units and 5 efficiency unit assisted care facility and to be constructed on LA Highway 1 Bypass within the corporate limits of Natchitoches, Natchitoches Parish, Louisiana, dated January 10, 1999, for use with investors and in the Registration Statement on form SB-2 pursuant to Regulation SB.

Please note that this appraisal contains a number of conditions upon which the value is based and these conditions must be made a part of any correspondence affecting the subject property.

Respectfully,

/S/ROBERT M MCSHERRY

Robert M. McSherry, MAI

RMM:je